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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

           Name of                                                                    Names under which
          Subsidiary                         State of incorporation               Subsidiary does business
          ----------                         ----------------------               ------------------------
       ATA Acquisition Corp.                       California                               (none)
      Mureau Acquisition Corp.                      Delaware                                (none)
            nFront, Inc.                            Georgia                             Digital Insight
     1View Network Corporation                      Delaware                   1View Network, a Digital Insight
                                                                                            Company